Exhibit 99.2

ADVENT TECHNOLOGIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2020 and 2019

ERNST & YOUNG (HELLAS) Certified Auditors-Accountants S.A. 8B Chimarras str., Maroussi 151 25 Athens, Greece	Tel: +30 210 2886 000 Fax:+30 210 2886 905 ey.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Advent Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Advent Technologies Inc. (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, changes of stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

We have served as the Company’s auditor since 2020.

Athens, Greece

March 26, 2021

Advent Technologies Inc.
Consolidated Balance Sheets
December 31, 2020 and 2019
(All amounts are in USD)

		December 31,
	Notes	2020	2019
ASSETS
Current assets
Cash and cash equivalents		$515,734	$1,199,015
Accounts receivable, net	2.8	421,059	316,438
Due from related parties	3	67,781	-
Contract assets	2.15,14	85,930	51,936
Inventories	4	107,939	32,440
Prepaid expenses		1,724	2,642
Other current assets	5	495,021	219,003
Total current assets		1,695,188	1,821,474

Non-current assets
Property and equipment, net	6	198,737	84,977
Other non-current assets		136	125
Total non-current assets		198,873	85,102
Total Assets		$1,894,061	$1,906,576

LIABILITIES
Current liabilities

Convertible Promissory Notes-Related parties	3, 10	$-	$500,000
Trade and other payables	7	881,394	307,822
Due to related parties	3	1,114,659	1,243,424
Deferred income from grants, current	2.20	158,819	79,591
Contract liabilities, current	2.15,14	167,761	38,728
Other current liabilities	8	904,379	167,480
Income tax payable	13	201,780	194,000
Total current liabilities		3,428,792	2,531,045

Non-current liabilities
Liability for Staff Leaving Indemnity	9	33,676	28,853
Deferred income from grants, non-current	2.20	182,273	180,480
Other long-term liabilities	18	42,793	-
Total non-current liabilities		258,742	209,333
Total liabilities		3,687,534	2,740,378

Commitments and contingent liabilities	17	-	-

STOCKHOLDERS’ DEFICIT
Common stock ($0.001 par value per share; Shares authorized: 6,591,595 at December 31, 2020 and 2019; Issued and outstanding: 3,017,057 and 888,184 at December 31, 2020 and 2019)	11	3,017	888
Preferred stock Series A ($0.001 par value per share; Shares authorized: 1,300,000 at December 31, 2020 and 2019; Issued and outstanding: 844,037 and 314,505 at December 31, 2020 and 2019)	11	845	315
Preferred stock Series seed ($0.001 par value per share; Shares authorized: 2,108,405 at December 31, 2020 and 2019; Issued and outstanding: 2,095,592 and 2,108,405 at December 31, 2020 and 2019)	11	2,095	2,108
Additional Paid in Capital	11	10,990,307	8,811,647
Accumulated other comprehensive income		111,780	118,859
Accumulated Deficit		(12,901,518)	(9,767,619)
Total stockholders’ deficit		1,793,474	(833,802)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$1,894,061	$1,906,576
The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.
Consolidated Statements of Operations for the years ended
December 31, 2020 and 2019
(All amounts are in USD)

		Years ended December 31,
	Note	2020	2019

Revenue, net	14	$882,652	$620,168
Cost of revenues		(513,818)	(397,393)
Gross profit		368,834	222,775

Income from grants	2.20	206,828	601,945
Research and development expenses		(102,538)	(124,728)
Administrative and selling expenses		(3,536,889)	(863,573)
Other operating expenses		(9,967)	(10,156)
Operating Loss		$(3,073,732)	$(173,737)

Finance costs	15	(5,542)	(72,117)
Finance costs-Relates parties	3	-	(34,541)
Foreign exchange differences, net		(26,072)	11,883
Other income		-	568
Other expenses		(15,696)	(2,483)
Loss before tax		$(3,121,042)	$(270,427)

Income tax expense	13	-	(87,827)
Net loss		$(3,121,042)	$(358,254)

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2020 and 2019
(All amounts are in USD)

		Years ended December 31,
	Note	2020	2019

Net loss		$(3,121,042)	$(358,254)

Other comprehensive income (loss):
Net foreign currency translation	2.4	(7,079)	(9,780)
Other comprehensive income (loss)		(7,079)	(9,780)
Comprehensive loss		$(3,128,121)	$(368,033)

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.
Consolidated Statement of Changes of Stockholders’ Deficit for the years ended December 31, 2020 and 2019
(All amounts are in USD)

	No. of shares	Common Stock	No. of shares	Common Stock Class A	No. of shares	Common Stock Class B	No. of shares	Preferred stock series A	No. of shares	Preferred stock series seed	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit

As at January 1, 2019	-	$ -	67,982	$ 68	668,354	$ 668	-	$ -	-	$ -	$ 4,520,138	$ (9,409,365)	$ 128,639	$ (4,759,852)
Net loss	-	$ -	-	$ -	-	$ -	-	$ -	-	$ -	$ -	$ (358,254)	$ -	$ (358,254)
Other comprehensive loss	-	-	-	-	-	-	-	-	-	-	-	-	(9,780)	(9,780)
Conversion of Convertible Promissory Notes (Note 10)	-	-	-	-	-	-	-	-	1,681,453	1,681	2,767,888	-	-	2,769,569
Exchange of common stock A & B to common stock	736,336	736	(67,982)	(68)	(668,354)	(668)	-	-	-	-	-	-	-	-
Exercise of stock options (Note 11)	151,848	152	-	-	-	-	-	-	-	-	1,366	-	-	1,518
Issuance of preferred stock (Note 11)	-	-	-	-	-	-	314,505	315	426,952	427	1,348,361	-	-	1,349,103
Extinguishment of Convertible Promissory Notes-Related parties	-	-	-	-	-	-	-	-	-	-	173,894	-	-	173,894
At December 31, 2019	888,184	$ 888	-	$ -	-	$ -	314,505	$ 315	2,108,405	$ 2,108	$ 8,811,647	$ (9,767,619)	$ 118,859	$ (833,802)
Net loss for the year												(3,121,042)		(3,121,042)
Other comprehensive loss													(7,079)	(7,079)
Issuance of common stock from stock grant plan	2,173,702	2,174									19,582			21,756
Repurchase of common stock - cancellation of shares	(44,829)	(45)							(12,813)	(13)	(139,878)	(12,857)		(152,793)
Recognition of stock grant plan	-										869,481			869,481
Share capital increase	-						529,532	530			1,429,475			1,430,005
At December 31, 2020	3,017,057	$ 3,017	-	$ -	-	-	844,037	$ 845	2,095,592	$ 2,095	$ 10,990,307	$ (12,901,518)	$ 111,780	$ 1,793,474

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.
Consolidated Statements of Cash Flows for the Years Ended December 31, 2020 and 2019
(All amounts are in USD)

		Years ended December 31,
	Notes	2020	2019

Net loss		$(3,121,042)	$(358,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment		22,508	16,804
Non cash interest and service cost	9	2,008	3,337
Income tax expense		-	87,827
Movements in stock grant plans		869,481	-

Decrease (Increase) in:
Accounts receivable, net		(104,620)	(217,183)
Contract assets		(33,994)	(51,936)
Due from related parties		(67,781)	-
Inventories		(75,499)	(4,088)
Prepaid expenses		918	29,237
Other current assets		(276,018)	52,628
Trade and other payables		573,572	39,658
Due to related parties		(128,765)	240,223
Deferred income from grants, current and deferred revenue		81,021	(38,012)
Contract liabilities		129,033	38,728
Other liabilities		696,330	(72,382)
Income tax payable		7,780	951
Net Cash used in Operating Activities		$(1,425,068)	$(232,462)

Cash Flows from Investing Activities:
Purchases of property and equipment	6	(122,508)	(34,935)
Net Cash used in Investing Activities		$(122,508)	$(34,935)

Cash Flows from Financing Activities:
Proceeds of issuance of preferred stock	11	1,430,005	1,349,102
Repurchase of common stock - cancellation of shares		(69,431)	-
Repayments of debt		(500,000)	-
Proceeds from exercise of stock options	11	21,756	1,518
Net Cash provided by Financing Activities		$882,330	$1,350,620
Net increase (decrease) in cash and cash equivalents		(665,246)	1,083,223
Effect of exchange rate changes on cash and cash equivalents		(18,035)	(31,606)
Cash and cash equivalents at the beginning of the year		1,199,015	147,398
Cash and cash equivalents at the end of the year		$515,734	$1,199,015

Supplemental Cash Flow Information
Cash paid during the period for:
Interest paid		-	-
Tax paid		-	-

Non cash Financing Activities:
Extinguishment of Convertible Promissory Notes-Related parties	10	-	173,894
Conversion of Convertible Promissory Notes & issuance of preferred shares	10 &11	-	2,769,569
Recognition of stock grant plans	12	869,480
The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

1.	Company Information:

Advent Technologies Inc. (the “Parent”) was incorporated under the laws of the State of Delaware on October 12, 2012. Following that date, the shareholders of Advanced Energy Technologies S.A., under a share exchange agreement, effected a share exchange with the Advent Technologies Inc. resulting in identical common ownership between the two companies which was accounted for similar to a business combination between entities under common control.

The Parent is headquartered in Boston, Massachusetts and its wholly owned subsidiary, Advanced Energy Technologies S.A. (the “Subsidiary”) is headquartered in Patras, Greece. The Parent relocated its headquarters from Cambridge, Massachusetts to Boston, Massachusetts in March 2021. The Parent and the Subsidiary (collectively, “the Company”) is principally engaged in the manufacturing of membranes and fuel cells that convert methanol, natural gas, and hydrogen to electricity.

As an early stage growth company, the Company is incurring operational losses and its ability to access capital is critical.  As of December 31, 2020, the Company reported a working capital deficit of $1.7 million. In addition, the Company incurred losses before tax in 2020 and 2019 of $3.1 million and $0.4 million, respectively, and has historically incurred losses resulting in stockholders’ deficit as of December 31, 2020 of $1.8 million.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business (fuel cells sales timeline, realization of income from grants received) will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

The Company had been exploring opportunities for raising additional funds to implement its growth plan. In this respect, within the second half of 2020 the Company initiated discussions for a potential merger with AMCI Acquisition Corp. (“AMCI”), a Special Purpose Acquisitions Company, listed on NASDAQ. The Company and AMCI entered into a merger agreement, on October 12, 2020, as amended, and the merger was effected on February 4, 2021. In connection with the merger, the company recorded costs of $1.7 million within the year ended December 31, 2020 in which are included in administrative expenses on the consolidated statements of operations.

The Company has assessed its liquidity needs for the next twelve months after the issuance of these consolidated financial statements and concluded that will be in the position to cover its needs.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

2.	Summary of Significant Accounting Policies:

2.1          Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

2.2          Principles of consolidation

The consolidated financial statements include the accounts of the Parent and its Subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

2.3          Use of Estimates

The preparation of consolidated financial statements in conformity U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.4          Foreign Currency Translation

The Company’s reporting currency is U.S. dollar. The functional currency of the Subsidiary is the Euro, and the assets and liabilities of this Subsidiary are translated into U.S. Dollars at the exchange rates in effect at the balance sheet dates, and revenue and expense amounts are translated at average exchange rates in effect during the period, and equity accounts are translated at historical rates. The gain or loss resulting from the translation of foreign currency financial statements into U.S. dollars is reported in the consolidated statements of comprehensive loss.

The functional currency of the Company is the U.S. dollar. Transactions denominated in foreign currencies are converted into U.S. dollars at the exchange rate in effect at the time of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated to U.S. dollars at exchange rates in effect at the balance sheet date. Any resulting foreign exchange differences are included in the consolidated statements of operations.

2.5          Comprehensive Loss

Comprehensive loss is comprised of net loss and other comprehensive income (loss), net of tax. The Company’s other comprehensive income (loss), net of tax, consists of foreign currency translation adjustments that result from consolidation of its Subsidiary.

2.6          Segment Information

Under ASC 280, Segment Reporting, operating segments are defined as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is also the CODM, makes decisions and manages the Company’s operations as a single operating segment for purposes of allocating resources and evaluating financial performance. For the above reasons, the Company has determined that it operates in one reportable segment.

2.7          Cash and cash equivalents

Cash and cash equivalents include bank deposits. Time deposits and all highly liquid investments with an original maturity of three months or less are cash equivalents. As at December 31, 2020 and 2019, the Company has no cash and cash equivalents which are restricted as to withdrawal or usage or as a compensating balance requirement.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

2.8          Accounts Receivable, net

Accounts receivable are recorded at the amount billed to customers less an estimated allowance for uncollectible accounts. The allowance is estimated from historical performance, current circumstances, and projections of trends. At each balance sheet date, all potentially uncollectible accounts are assessed individually for purposes of determining the appropriate provision for doubtful accounts. As of December 31, 2020 and 2019, the allowance amounted to $18,834 and $18,619, respectively.

2.9          Inventories

Inventories include raw materials and supplies used in the production process and are stated at the lower of average cost or net realizable value. Net realizable value is defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Cost is determined by the first in, first out method.

2.10          Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets.  The Company uses an estimated useful life of 10 years for machinery and 5 to 7 years for furniture and other equipment.

The Company enters into leasehold improvements mainly in its office premises in Patras. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement. The amounts of leasehold improvements as at December 31, 2020 and 2019 are $12,213 and $2,667 respectively.

Repair and maintenance costs which do not improve or extend asset lives are expensed as incurred. Gains or losses from disposals are included in income.

2.11          Leases

The Company leases office and manufacturing space in Patras, Greece and office premises in Cambridge, Massachusetts. These leases are classified as operating leases in accordance with ASC 840, Leases.  Rent expense, including any contractual rent increases, is recorded on a straight-line basis over the life of the lease. Building improvements made with the lease incentives or tenant allowances are capitalized as leasehold improvements and included in property and equipment in the balance sheet.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

2.12          Convertible Promissory Notes

The Company evaluates terms in Convertible Promissory Notes and embedded features under ASC 470-20 Debt with Conversion and Other Options, ASC 480, Distinguishing liabilities from equity and ASC 815, Derivatives and embedded derivatives.

The Company follows the provisions of ASC 470-50, Modifications and Extinguishments, to account for all modifications or extinguishments of debt instruments, except debt that is extinguished through a troubled debt restructuring. Under ASC 470-50, modifications or exchanges are considered extinguishments with gains or losses recognized in current earnings if the terms of the new debt and original instrument are substantially different. If the original and new debt instruments are substantially different, the original debt is derecognized and the new debt should be initially recorded at fair value, with the difference recognized as an extinguishment gain or loss or additional paid in capital if the restructuring is in essence a capital transaction, as per ASC 470-50-40-2.

2.13          Value added taxes

The Company collects value added taxes directly from its customers. The Company then remits such taxes on behalf of its customers to the governmental authorities. The Company excludes from net operating revenues the tax amounts imposed on revenue-producing transactions that were collected from its customers to be remitted to governmental authorities. Accordingly, such tax amounts are recorded in the line item trade accounts receivable in the consolidated balance sheets when collection of taxes from the customer has not yet occurred and are recorded in the line item trade and other payable in the Company’s consolidated balance sheets until they are remitted to the applicable governmental authorities.

2.14          Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. For the years ended December 31, 2020 or 2019, income tax provisions of $0 and $87,827, respectively, have been recorded in the consolidated statements of operations, including provisions for accrued interest and penalties. The Company is currently not aware of any issues under review that could result in significant accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

The Company may be subject to potential examination by U.S. federal, state and city, and the Subsidiary may be subject to potential examination by the Greek taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with the U.S. federal, state and city and Greek tax laws. The Company has recorded no deferred tax assets or liabilities as of December 31, 2020 and 2019.

2.15          Revenue Recognition

The Company’s revenues derive from product sales. The Company sells electrochemistry materials, i.e.  high-temperature plastic membranes, electrodes, and their combination-resulting MEAs (Membrane-Electrode Assemblies), as well as MEAs consumables. The Company recognizes revenue as follows:

Revenue recognition up to December 31, 2018

Up to December 31, 2018, revenue was recognized in accordance with ASC 605, Revenue Recognition. For product sales, revenue was recognized when product was shipped from the Company’s facilities and risk of loss and title had passed to the customer, which was in accordance with customer contracts and the stated shipping terms. In general, customers do not have any rights of return, except for quality/specification disputes and the Company offers limited time warranty, up to 45 days as per its policy. With significant and recurring customers, the Company negotiates written master agreements as framework agreements (general terms and conditions of trading), following individually purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Contracts with customers and sales in general are short-term.

The Company based on historical performance, current circumstances, and projections of trends estimated that no allowance for returns as per warranty policy should have been recognized.

Revenue recognition from January 1, 2019

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The Company adopted ASU No. 2014-09 on January 1, 2019, using the modified retrospective approach to all contracts not completed at the date of initial application with no material effect.

In accordance with ASC 606, revenue is recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

•	identify the contract with a customer,
•	identify the performance obligations in the contract,
•	determine the transaction price,

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

•	allocate the transaction price to performance obligations in the contract, and
•	recognize revenue as the performance obligation is satisfied.

With significant and recurring customers, the Company negotiates written master agreements as framework agreements (general terms and conditions of trading), following individually purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Effectively, contracts under ASC-606 have been assessed to be the purchase orders agreed with customers.

The Company has assessed that each product sold is a single performance obligation because the promised goods are distinct on their own and within the context of contract. In cases where the agreement includes customization services for the contracted products, the Company is providing integrated services; therefore, the goods are not separately identifiable, but are inputs to produce and deliver a combined output and form a single performance obligation within the context of the contract. Furthermore, the Company assessed whether it acts as a principal or agent in each of its revenue arrangements and has concluded that in all sales transactions it acts as a principal. Additionally, the Company taking into consideration the guidance and indicative factors provided by ASC 606 concluded that it provides assurance type warranties (warranty period is up to 45 days) as it does not provide a service to the customer beyond fixing defects that existed at the time of sale. The Company based on historical performance, current circumstances, and projections of trends estimated that no allowance for returns as per warranty policy should be recognized at the time of sale, accounted for under ASC 460, Guarantees.

Under ASC 606, the Company estimates the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue over the contract term, rather than when fees become fixed or determinable. In other words, where contracts with customers include variable consideration (i.e. volume rebates), the Company estimates at contract inception the variable consideration and adjusts the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Furthermore, no material rights or significant financing components have been identified in the Company’s contracts. Payment terms generally include advance payment requirements. The time between a customer’s payment and the receipt of funds is less than one year. Payment terms are in the majority fixed and do not include variable considerations, except from volume rebates.

Revenue from satisfaction of performance obligations is recognized based on identified transaction prices. The transaction price reflects the amount to which the Company has rights under the present contract. It is allocated to the distinct performance obligations based on standalone selling prices of the services promised in the contract. In cases of more than one performance obligation, the Company allocates transaction price to the distinct performance obligations in proportion to their observable stand-alone selling prices and recognizes revenue as those performance obligations are satisfied.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

In the majority of cases of product sales, revenue is recognized at a point in time when customer obtains control of the respective goods that is, when the products are shipped from the Company’s facilities as control passes to the customer in accordance with agreed contracts and the stated shipping terms. In cases where the contract includes customization services, which one performance obligation is identified, revenue is recognized over time as the Company’s performance does not create an asset with alternative use and the Company has an enforceable right to payment for performance completed to date. The Company uses the input method (i.e. cost-to cost method) to measure progress towards complete satisfaction of the performance obligation.

Contract Assets and Contract Liabilities

A contract asset results when goods or services have been transferred to the customer, but not yet invoiced. As at December 31, 2020 and 2019, the Company recognized contract asset of $ 85,930 and $51,936, respectively, in the consolidated balance sheets.

The Company recognizes contract liabilities when the Company receives customer payments or has the unconditional right to receive consideration in advance of the performance obligations being satisfied on the Company’s contracts. The Company generally invoices its customers in advance of services being provided. As at December 31, 2020 and 2019, the Company recognized contract liabilities of amount $ 167,761 and $38,728, respectively, in the consolidated balance sheets (Note 14).

Contract costs

Customer contracts are less than one year and the Company has elected the practical expedient in ASC 340-40-25-4 to expense any contract costs as incurred. During the years ended December 31, 2020 and 2019, no contract costs were recognized in the consolidated statements of operations.

2.16          Cost of Revenues

Cost of revenues include consumables and product materials, labor and employee compensation, third party services and fees, and other direct costs such as depreciation, travel costs and rent expenses, that relate to the manufacturing of Company’s products. The Company recognizes cost of revenues in the period that revenues are recognized.

2.17          Research and Development Expenses

Research and development costs that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include employee compensation, materials, depreciation and other indirect costs related to the development of the Company’s products.

2.18          Administrative and Selling Expenses

Administrative expenses include employee compensation, benefits and travel expenses, consulting and legal fees, and other general overhead costs including depreciation to support our operations. Selling expenses include allocated depreciation, personnel remuneration, advertising expenses and other allocated amounts.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

2.19          Patent Costs

The Company expenses patent renewal costs and related legal costs as they are incurred and classifies such costs as other operating expenses, in the accompanying consolidated statements of operations. The Company recorded patent expenses of $11,235 and $10,156 for the years ended December 31, 2020 and 2019.

2.20          Income from grants and related deferred income

Grants include cash subsidies received from various institutions and organizations. Grants are recognized as other income. Such amounts are recognized in the consolidated statements of operations when all conditions attached to the grants are fulfilled.

Condition to the grants would not be fulfilled unless related costs have been characterized as eligible by the grantors, are actually incurred and there is certainty that costs are allowable. These grants are recognized as deferred income when received and recorded in income when the eligible and allowable related costs and expenses are incurred. Under all grant programs, a coordinator is specified. The coordinator, among other, receives the funding from the grantor and proceeds to its distribution to the parties agreed in the process specified in the program. The Company assessed whether it acts as a principal or agent in its role as a coordinator for specific grants and has concluded that in all related transactions it acts as an agent. During the years ended December 31, 2020 and 2019, the Company recognized income for grants of $206,828 and $601,945, respectively, in connection with amounts received for fuel cell research and development. Deferred income from grants as at December 31, 2020 and 2019 in the consolidated balance sheets is $341,092 and $260,071, respectively, and is split between current and non-current portion based on the estimated time of realization of eligible costs and expenses.

2.21          Share based payments

The Company recognizes cost for common shares vested and non-vested, under stock options and stock awards granted to its employees and directors for their services, (i) immediately at the grant date if no vesting conditions are present, or (ii) using the accelerated method over the requisite service period based on the grant-date fair value of the awards. The Company accounts for forfeitures as they occur. For the years ended December 31, 2020 and 2019,no amortization of compensation cost was recorded, since there were no unvested shares outstanding during these years.

2.22          Liability for Staff Leaving Indemnity

Under Greek labor law, employees are entitled to staff leaving indemnity in the event of dismissal or retirement with the amount of payment varying in relation to the employee’s compensation, length of service and manner of termination (dismissed or retired). Employees who resign or are dismissed with cause are not entitled to staff leaving indemnity. Staff retirement obligations are calculated at the present value of the future retirement benefits deemed to have accrued at year-end, based on the employees earning retirement benefit rights accumulated throughout the working period in accordance with the Greek Labor Law 2112/1920.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

The provision for retirement obligations is classified as defined benefit plan under ASC 715-30 and is based on an actuarial valuation. Net costs for the period are separately reflected in the accompanying consolidated statements of comprehensive loss consist of the present value of benefits earned in the year, interest cost on the benefit obligation, past service cost and gains or losses on curtailment. Past service costs are recognized in the consolidated statements of operations on the earlier of the date of plan amendment and the date that the Company recognizes restructuring or termination costs. Actuarial gains or losses are recognized immediately in the consolidated balance sheets with a corresponding debit or credit to retained earnings through other comprehensive income (loss) in the period in which they occur. Re-measurements are not reclassified to profit and loss in subsequent periods.

2.23          Fair Value Measurement

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.
•	Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.
•
Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value, if any, are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

2.24          Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash is placed with high-credit-quality financial institutions. The Company limits its concentration of risk in accounts receivable from product sales as it transacts with different customers. The Company has not experienced any credit loss relating to its cash equivalents or accounts receivable. The Company performs periodic credit evaluations of its customers and generally does not require collateral.

Revenue, net for years ended December 31, 2020 and 2019 included revenues derived from significant customers as follows (in percentages of total revenue, net):

Customer	2020	2019
A	41%	19%
B	20%	11%
C	20%	-

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

2.	Summary of Significant Accounting Policies – continued:

2.25          Commitment and contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties, environmental and remediation obligations and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

2.26          Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Additionally, ASU 2019-01, Codification Improvements to Topic 842, Leases and ASU 2020-02, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), provided additional clarifications for implementing ASU 2016.02.  The new lease standard was originally effective for the private entities on January 1, 2021, with early adoption permitted. Following the issuance of ASU 2020-05, Effective Dates for Certain Entities (Topic 842), the effective date of Leases was deferred for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted which means that an entity may choose to implement Leases before those deferred effective dates. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. Furthermore, amendments, ASU 2019-10 and ASU 2019-11 provided additional clarification for implementing ASU 2016-13. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently evaluating the effect of this guidance on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently evaluating the effect of this guidance on the Company’s financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform. ASU 2020-04 applies to contracts that reference LIBOR or another reference rate expected to be terminated because of reference rate reform. The amendments in this Update are effective for all entities as of March 12, 2020 through December 31, 2022. An entity may elect to apply the amendments for contract modifications by Topic or Industry Subtopic as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. Once elected for a Topic or an Industry Subtopic, the amendments in this Update must be applied prospectively for all eligible contract modifications for that Topic or Industry Subtopic. An entity may elect to apply the amendments in this Update to eligible hedging relationships existing as of the beginning of the interim period that includes March 12, 2020 and to new eligible hedging relationships entered into after the beginning of the interim period that includes March 12, 2020.  An entity may elect certain optional expedients for hedging relationships that exist as of December 31, 2022 and maintain those optional expedients through the end of the hedging relationship. ASU 2020-04 can be adopted as of March 12, 2020. In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848): Scope. This ASU clarifies that entities can apply certain optional expedients and exceptions in ASC 848 guidance to all derivative instruments affected by the market-wide change in the interest rates used for discounting, margining or contract price alignment (commonly referred to as the discounting transition), even if they do not reference the London Interbank Offered Rate or another rate that is expected to be discontinued as a result of reference rate reform. The guidance also clarifies other aspects of the relief provided in ASC 848. It is effective upon issuance and allows for retrospective or prospective application with certain conditions. Currently, the Company does not have any contracts that have been changed to a new reference rate, but will continue to evaluate its contracts and the effects of this standard on the Company’s consolidated financial position, results of operations, and cash flows.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

3.	Related party disclosures:

The amounts included in the accompanying consolidated balance sheets and consolidated statements of operations are as follows:

Consolidated Balance Sheets

	December 31,			December 31,
	2020			2019
Convertible Promissory Notes – Related parties	Total	Notes	Interest	Total	Notes	Interest
Convertible Promissory Notes – Piraeus-Taneo Capital Fund	-	-	-	500,000	500,000	-
	$-	$-	$-	$500,000	$500,000	$-

	December 31,
	2020	2019
Due to related parties	Unpaid compensation cost	Unpaid compensation cost
Vassilios Gregoriou	$613,971	$648,394
Christos Kaskavelis	75,160	68,908
Emory Sayre De Castro	425,528	526,122
Total	$1,114,659	$1,243,424

	December 31,
	2020	2019
Due from related parties	Prepayment	Prepayment
Charalampos Antoniou	$67,781	$-
Total	$67,781	$-

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

3.	Related party disclosures – continued:

Consolidated statements of operations

	December 31,
	2020	2019
Finance costs – Related parties	Interest	Interest
Convertible Promissory Notes – Piraeus-Taneo Capital Fund (“PTCF”)	$-	$34,541
Total	$-	$34,541

Vassilios Gregoriou: Vassilios Gregoriou is the Company’s CEO and one of the major shareholders of the Company, owning 31% and 15% of the Company’s common stock as of December 31, 2020 and December 31, 2019, respectively. The Company has entered into an employment agreement with the CEO for his services. The table above presents unpaid compensation costs as at December 31, 2020 and December 31, 2019. Also, during the year ended December 31, 2020 he was awarded 809,914 common shares from the stock grant plans (Note 12).

Christos Kaskavelis: Christos Kaskavelis serves as the Company’s Director and one of the major shareholders, owning 15% of the Company’s common stock as of December 31, 2020 and less than 10% as of December 31, 2019. The Company pays Christos Kaskavelis for professional services rendered, through Mamaya Inc, Delaware corporation owed by him and his wife. The table above presents unpaid compensation costs as at December 31, 2020 and 2019. Also, during the year ended December 31, 2020 he was awarded 434,741 common shares from the stock grant plans (Note 12).

Emory Sayre De Castro: Emory Sayre De Castro, is the Company’s Director, CTO and one of the major shareholders, owning 17% of the Company’s common stock as of December 31, 2020 and less than 10% as of December 31, 2019. The Company has entered into a consultancy agreement with the CTO for his services. The table above presents unpaid compensation costs as at December 31, 2020 and 2019. Also, during the year ended December 31, 2020 he was awarded 434,741 common shares from the stock grant plans (Note 12).

Charalampos Antoniou: Charalampos Antoniou is the Company’s Director and shareholder, owing less than 10% of the Company’s common stock as of December 31, 2020 and 2019. The Company on May 16, 2020 has entered into a board member agreement for his services as a general counsel. During the year ended December 31, 2020 Charalambos Antoniou was awarded 235,727 common shares from the stock grant plans (Note 12). The table above presents prepayment to Mr. Antoniou that will be deducted from his compensation for the upcoming year.

Piraeus-Taneo Capital Fund (“PTCF”): PTCF is a venture capital mutual fund represented by Piraeus Capital Management SA, a member of Piraeus Bank SA group, owning 0% and less than 10% of the Company’s common stock as of December 31, 2020 and December 31, 2019, respectively. As further discussed in Note 10, PTCF was holder of the Company’s convertible notes. According to the terms of the respective notes, PTCF was entitled with representation in the Board. Within 2020 following the settlement of the respective notes, the representative of PTCF resigned his position in Board.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

4.	Inventories:

Inventories consist of the following:

	December 31,
	2020	2019
Raw materials and supplies	$107,939	$32,440
Total	$107,939	$32,440

5.	Other current assets:

Other current assets are analyzed as follows:

	December 31,
	2020	2019
VAT receivable	$259,831	$171,057
Grants receivable	95,064	43,779
Other current assets	115,639	-
Other current receivables	24,487	4,167
Total	$495,021	$219,003

On December 10, 2020, the Company made a non-refundable payment of $100,000 to Bren-Tronics, Inc (“Bren-Tronics”), in connection with an intention to enter into a prospective agreement to acquire the membership interests of UltraCell, LLC (“Ultracell”). The respective amount is included in Other current assets at December 31, 2020 as a deposit towards a future purchase price.

On February 18, 2021, Advent Technologies Inc., entered into an agreement with Bren-tronics, Inc. and UltraCell, LLC, pursuant to which, the Company acquired 100% of the issued and outstanding membership interests in UltraCell, LLC.

6.	Property and equipment:

Property and equipment as of December 31, 2020 and 2019, are composed of the following:

	Property and Equipment	Accumulated Depreciation	Exchange Differences	Net Book Value
Balance January 1, 2019	$206,946	(137,278)	(2,158)	67,510
Additions	34,935	-	-	34,935
Depreciation for the year	-	(16,804)	-	(16,804)
Write off of fully depreciated asset	(6,672)	6,672	-	-
Exchange differences	-	-	(664)	(664)
Balance December 31, 2019	$235,209	(147,410)	(2,822)	84,977
Additions	122,508			122,508
Depreciation for the year		(22,508)	-	(22,508)
Write off of fully depreciated asset	(33,911)	33,911	-	-
Exchange differences			13,760	13,760
Balance December 31, 2020	$323,806	(136,007)	10,938	198,737

Property and equipment include leasehold improvements of amount $12,213 and $2,667 as at December 31, 2020 and 2019, respectively. There are no collaterals or other commitments on the Company’s property and equipment.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

7.	Trade and other payables:

	December 31,
	2020	2019
Trade payables	$826,523	$267,706
Other payables	54,871	40,116
Total	$881,394	$307,822

Trade payables include balances of professional and consulting service providers in connection with the merger agreement with AMCI, discussed in Note 1.

8.	Other current liabilities:

Other current liabilities of the Company are analyzed as follows:

	December 31,
	2020	2019
Accrued expenses for legal and consulting fees	$814,965	$76,555
Other accruals and short-term payables	84,145	79,767
Provision for employee’s unused vacation days of Subsidiary	5,269	11,158
Total	$904,379	$167,480

Accrued expenses for legal and consulting fees include amounts for professional and consulting services in connection with the merger agreement with AMCI, discussed in Note 1.

Amounts of $59,178 and $54,174 classified in other accruals and short-term payables as of December 31, 2020 and 2019, respectively, relate to amounts received from grantor to the Company in its role as a coordinator to this grant and the Company is obliged to transfer these amounts to one of its shareholders, which is also part in the respective grant program.

9.	Liability for Staff Leaving Indemnity:

The movements in the net liability in the accompanying consolidated balance sheets has as follows:

	December 31,
	2020	2019
Liability at the beginning of the period	$28,853	$25,996
Interest cost	337	292
Service cost	1,671	3,045
Cost recognized in loss for the year	$2,008	$3,337
Exchange differences	2,815	(480)
Net liability at the end of the period	$33,676	$28,853

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

The main actuarial assumptions used were as follows:

	December 31,
	2020	2019
	%	%
Discount rate	0.6	1.15
Future salary increases	1.50	1.50
Inflation	1.50	1.50

10.	Convertible Promissory Notes:

Convertible Promissory Notes and Convertible Promissory Notes – Related parties are analyzed as follows:

	Interest rate	December 31,
		2020	2019
	%
Senior secured Convertible Promissory Notes – (“PTCF Note”)	8%	-	$500,000
Total Convertible Promissory Notes (Related Party)		$-	$500,000

Senior Secured Promissory Notes – Advent Notes

On October 12, 2012, the Company issued $1,961,690 of Senior Secured Convertible Promissory Notes (“Advent Notes”), according to an agreement between the Company, its Subsidiary and several investors, including related parties. Under this agreement, as amended, the investors (except for PTCF, which had entered into a separate agreement with the Subsidiary, as discussed below) entered into separate agreements with the Company for the issuance of the Advent Notes. The Advent Notes were issued at their face value, with interest of 8% per annum accrued on the principal until repayment or conversion, and their maturity dates were December 31, 2017. The Advent Notes were contingently convertible into a variable number of  preferred shares or other equity securities. On June 11, 2018, majority of Advent Notes’ holders as defined by the agreement (the “Required Holders”), exercised their option according to which all notes are convertible in preferred shares, with conversion price equal to 65% or 50% as per terms of each separate agreement with each investor, multiplied by $2.61, being the price per common share established by an independent valuator appointed by the Company and the Required Holders. The aggregate of this outstanding principal balance and the accrued and unpaid interest of $807,879 at that date was $2,769,569. It was further agreed that the Company would authorize and issue preferred stock to effect the conversion. On May 28, 2019, the Company amended its certificate of incorporation and authorized 2,500,000 preferred shares. On the same date, 1,681,453 Series Seed Preferred Shares, par value $0.001 per share were issued to the investors, of which 1,176,539 were issued to related parties (Notes 3 and 11).

Senior secured convertible debenture loan – PTCF Note

Pursuant to the agreement with the Company and several investors described above, the Subsidiary entered into a senior secured convertible promissory note agreement with PTCF and Piraeus Bank S.A., as amended, with a nominal value of Euro 385,743 ($499,846), with the Company as guarantor and security provider (the “PTCF Note”). The PTCF Note was issued in its face value, bears interest of 8% per annum and its maturity date, as amended, was December 31, 2017. Under the terms of the note, the notes are contingently convertible into Subsidiary’s common stock at a conversion ratio of ten euro per share, and able to be further converted to Company’s preferred stock at a variable price, at the option of the holders, and subject to condition imposed by Advent Notes. The Company’s assessment of the conversion features resulted to no bifurcation of embedded derivatives or beneficial conversion features.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

On December 31, 2019, the Subsidiary and PTCF agreed to fully repay the PTCF Note by January 20, 2020, pursuant to which Euro 452,285 ($500,000) was agreed to be paid in full settlement of the PTCF Note with a principal balance of Euro 385,743 and accrued interest payable amounted of Euro 221,342.50 at that date. The Company determined that the modified repayment terms met the criteria for debt extinguishment per ASC 470-50, Debt - Modifications and Extinguishments and resulted in a gain on debt extinguishment. The difference between the settlement amount of Euro 452,285 ($500,000) and the carrying amount of Euro 607,085.50 ($673,894 principal and interest), of Euro 154,801 ($173,894) was recognized in additional paid in capital as a capital transaction in accordance to ASC 470-50-40-2, since PTCF was a related party (Note 3). On January 20, 2020, the Company repaid the amount of $500,000 as originally agreed.

Interest expense was $nil and $34,541 for the years ended December 31, 2020 and 2019, respectively (Note 15) and is classified in Finance costs – Related parties in consolidated statements of comprehensive operations.

11.	Stockholders’ Deficit

The Company upon its incorporation had authorized 2,600,000 shares of common stock, with par value of $0.001, consisting of 1,600,000 shares of Class A Voting Common Stock and 1,000,000 shares of Class B Non-Voting Common Stock.

On May 28, 2019, the Company amended and restated its certificate of incorporation to authorize 10,000,000 shares, consisting of 7,500,000 shares of Common Stock (one class of voting common stock), with par value of $0.001 per share, and 2,500,000 shares of Preferred Stock, with par value of $0.001 per share. The Preferred Stock was designated as Series Seed Preferred Stock.

On May 28, 2019, the Company exchanged the outstanding at that time Class A and Class B Common Stock of 67,982 and 668,345, respectively for shares in the newly authorized Common Stock amounting to 736,336 common shares.

On May 28, 2019, the total outstanding balance of Advent Notes amounting to $2,769,569 was converted to 1,681,453 Series Seed Preferred Stock.

On May 31, 2019, 151,848 common shares were issued in connection with the stock grant plans discussed below, and as of December 31, 2019, the Company’s issued and outstanding common shares was 888,184.

In December 2019, the Company entered into private placement agreements pursuant to which the Company issued 426,952 Series Seed Preferred Shares for net proceeds of $499,937.

On October 11, 2019, the Company further amended and restated its certificate of incorporation to issue up to 6,591,595 common stock, with par value of $0.001 per share, and up to 3,408,405 Preferred stock, with par value of $0.001 per share. Such Preferred stock is comprised of 2,108,405 Series Seed Preferred Stock and 1,300,000 of Series A Preferred Stock. Terms of Series Seed Preferred Stock and Series A Preferred Stock were similar to the May 28, 2019 certificate of incorporation.

Upon authorization of the Series A Preferred Stock in October 2019, the Company issued 314,505 shares in Series A Preferred Stock for net proceeds of $849,165 in connection with private placement agreement with several investors.

As per the second amended and restated certificate of incorporation each share of Series Seed Preferred Stock and Series A Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, participate on an as-converted basis in dividends declared and paid on the Company’s common shares and have a liquidation preference equal to the greater of $2.61 or $4.0046 for Series Seed Preferred Stock and Series A Preferred Stock, respectively, or the liquidation amount per share on an as converted basis.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

The Series Seed Preferred Stock and Series A Preferred Stock are convertible at any time, at the option of the holder, at a conversion rate of one common share per Series Seed Preferred Stock or Series A Preferred Stock. All of the Series Seed Preferred Stock and Series A Preferred Stock will automatically convert into common shares, upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $6.0684 per share or (b) upon request of holders of more than 50% of the preferred shares acting as a single class in an as converted basis, at a conversion rate of one common share per Series Seed Preferred Stock or Series A Preferred Stock.

The conversion price is subject to customary anti-dilution and other adjustments such as issuance of common shares as a dividend or the subdivision, combination, or reclassification of common shares into a greater or lesser number of common shares.

If a deemed liquidation occurs (such as merger or consolidation of the Company or its subsidiaries and sale of all or substantially all of the Company’s and its subsidiary’s assets, unless holders of at least majority of the outstanding shares of preferred stock voting together as a single class and on an as-converted basis elect otherwise) and the Company does not effect the dissolution in 90 days, holders of the preferred stock can request, subject to the approval by majority holders of the preferred shares acting as a single class on an as converted basis, the redemption of the preferred stock at a price equal to the liquidation amount.

The Series Seed Preferred Stock and Series A Preferred Stock did not meet the criteria for mandatorily redeemable financial instruments.

Additionally, the Company determined that the nature of both classes of preferred shares were more akin to an equity instrument and that the economic characteristics and risks of the embedded conversion options were clearly and closely related to both classes of preferred shares. As such, the conversion options were not required to be bifurcated from the equity host under ASC 815, Derivatives and Hedging. The Company assessed that no beneficial conversion feature should be assigned. The Company also determined that the contingent redemption call option did not meet the definition of a derivative, since the Company’s shares are not readily convertible into cash, and thus net settlement criterion for an instrument to be characterized as a derivative under ASC 815, is not met. The Company assessed that equity classification was appropriate for both series of preferred stock.

The Series Seed Preferred Stock and Series A Preferred Stock rank pari passu with each other and senior to the Company’s common shares with respect to dividend distributions and distributions upon any liquidation event.

During the year ended December 31, 2020, the Company entered into private placement agreements with certain investors pursuant to which the Company issued 529,532 Series A Preferred Shares for net proceeds of $1,430,005.

During the year ended December 31, 2020, 2,173,702 common shares were issued in connection with the stock grant plans discussed below.

In addition, during the year ended December 31, 2020, 44,829 common shares and 12,813 Series Seed Preferred Stock were repurchased by the Company, from existing minority shareholders, for an amount of $118,199 and $34,593, respectively. The respective shares have been cancelled.

12.	Stock grant plans:

On March 26, 2020, the Company’s Board of Directors and shareholders approved the 2018-2020 Stock Grant Plan (the “2018-2020 Plan”) to reward certain employees and directors of the Company. The maximum aggregate number of shares that may be issued under this plan is 1,280,199 common shares. The Company entered into separate Restricted Stock Award Agreements with each participant according to which awards for 1,280,199 shares of common stock were granted with purchase price $0.01 per share. Under the Plan, if the employee ceases to be employed with the Company for any reason prior to December 31, 2020, the Company has a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. If the Company does not exercise such repurchase option and unless the Company declines in writing to exercise the repurchase option prior to such time, the repurchase option is automatically deemed exercised at the end of the repurchase window.  This limited repurchase right will lapse upon the occurrence of a liquidation event. The repurchase feature is deemed equivalent to a forfeiture (vesting) provision. The shares vested over the year ended December 31, 2020. The stock-based compensation is recognized in administrative and selling expenses over the vesting period based on the fair value of the shares on the grant date.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

On September 9, 2020, the Company’s Board of Directors and shareholders approved the 2020-2023 Stock Grant Plan (the “2020-2023 Plan”) to reward certain employees and directors of the Company. The maximum aggregate number of shares that may be issued under this plan is 893,503 common shares. The Company entered into separate Restricted Stock Award Agreements with each participant according to which awards for 893,503 shares of common stock were granted with purchase price $0.01 per share. If the Company does not exercise such repurchase option and unless the Company declines in writing to exercise the repurchase option prior to such time, the repurchase option is automatically deemed exercised at the end of the repurchase window. This limited repurchase right will lapse upon the occurrence of a liquidation event. The repurchase feature is deemed equivalent to a forfeiture (vesting) provision.  The shares vested over the year ended December 31, 2020. The stock-based compensation is recognized in administrative and selling expenses over the vesting period based on the fair value of the shares on the grant date.

	Number of non-vested shares	Grant date fair value per non-vested shares
Balance January 1, 2020	-	$-
Granted	2,173,702	$0.40
Vested	(2,173,702)	0.40
Balance December 30, 2020	-	$-

The amounts of $869,481 represents the stock based compensation expense for both stock-grant plans for the year ended December 30, 2020 and is recorded in “Administrative and selling expenses”, in the accompanying consolidated statements of operations.

13.	Income Tax (Current and Deferred):

The Company’s consolidated financial statements include total net loss before taxes of $3,121,042 (amount of $2,808,067 is domestic loss and $312,975 foreign loss) and $270,427 (amount of $332,391 is Domestic loss and an amount of $61,964 is foreign gain) for the years ended December 31, 2020 and 2019. The income tax provision consists of the following:

The income tax provision consists of the following:

	December 31,
	2020	2019
Federal:
Current	$-	$-
Deferred	-	-
State and Local:
Current	-	-
Deferred	-	-
Non-US:
Current	-	87,827
Deferred		-
Income tax provision	$-	$87,827

Income tax for year ended December 31, 2020 is zero due to tax losses incurred as of December 31, 2020. Reconciliations of the differences between the provision for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:

	2020
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	$(655,419)	21.00%
Effect of state tax	(78,345)	2.51%
Effect of valuation allowance	213,463	(6.84)%
Non-US change in tax rate	-	-
Effect of non-US income tax rates	2,391	(0.08)%
Net Operating Loss True-Up	154,533	(4.95)%
Effect of non-deductible expenses	184,425	(5.91)%
Change in tax reserves	-	-
Stock Compensation	182,591	(5.85)%
Other, net	(3,639)	(0.12)%
Total Income Tax Provision	$-	0%

	2019
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	$(56,790)	$21.00%
Effect of state tax	(33,856)	12.52%
Effect of valuation allowance	32,489	(12.01)%
Non-US change in tax rate	38,128	(14.10)%
Effect of non-US income tax rates	1,957	(0.72)%
Effect of non-deductible expenses	34,579	(12.79)%
Change in tax reserves	71,320	(26.37)%
Total Income Tax Provision	$87,827	$(32.48)%

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

Income Tax (Current and Deferred) – continued:

Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company’s assets and liabilities at the applicable tax rates in effect.  Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2020	2019
Deferred Tax Assets:
Net Operating Loss Carryforwards	$1,000,520	$814,849
Fixed Assets	32,627	-
Debt Costs	20,490	-
Reserves and Accruals	203,013	-
Accounts receivable	36,838	36,838
Capitalized costs	198,909	404,325
Deferred revenue	69,341	62,417
Other current liabilities	-	28,599
Other	49,655	48,706
Gross Deferred Tax Assets	$1,611,393	$1,395,734
Less: Valuation Allowance	(1,597,693)	(1,384,230)
Total Deferred Tax Assets	$13,700	$11,504

Deferred Tax Liabilities:
Intangibles	$(13,700)	$(11,504)
Total Deferred Tax Liabilities	$(13,700)	$(11,504)

Net Deferred Tax Assets/(Liabilities)	$-	$-

A valuation allowance for deferred tax assets is recorded when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. The Company provides a valuation allowance to offset deferred tax assets for net operating losses incurred during the year and for other deferred tax assets where, in the Company’s opinion, it is more likely than not that the financial statement benefit of these losses will not be realized. The Company’s valuation allowance increased by $213,463 during the year ended December 31, 2020 mainly due to net operating losses generated during the period.

As of December 31, 2020, the Company had U.S. federal and state net operating loss carryforwards of $4,009,778 and $2,234,903, respectively, which may be used to offset future taxable income, if any.  As of December 31, 2019, the Company had U.S. federal and state net operating loss carryforwards of $2,827,555 and $1,052,680, respectively, which may be used to offset future taxable income, if any. The Company’s U.S. federal and state net operating loss carryforwards begin to expire in 2033 and the U.S. federal net operating losses generated in 2018-2020 can be carried forward indefinitely. The Company also has net operating loss carryforwards in Greece of $71,755 that are set to expire beginning in 2025. Ownership changes, as defined under Section 382 of the Internal Revenue Code of 1986, may limit the amount of net operating losses that can be utilized to offset future taxable income or tax liability.  The Company has not yet completed an analysis of whether its net operating loss carryforwards may be limited.

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

Income Tax (Current and Deferred) – continued:

As of December 31, 2020, the Company had $134,595 of gross unrecognized tax benefits, which would impact the effective tax rate, if recognized.  As of December 31, 2019, the Company had $134,595 of gross unrecognized tax benefits, which would impact the effective tax rate, if recognized.  A reconciliation of unrecognized tax benefits is as follows:

	December 31,
	2020	2019
Balance at beginning of period	$134,595	$63,276
Increase in tax positions for current year	-	71,319
Decrease in tax positions for prior year		-
Lapse in statute of limitations		-
Balance at end of period	$134,595	$134,595

The Company’s policy is to classify interest and penalties, if any, as components of the income tax provision in the consolidated statement of operations.  The Company has not recorded any interest or penalty in the years ended December 31, 2020, and December 31, 2019.  Both as of December 31, 2020 and 2019, the amount of accrued interest and penalties totaled $38,919. The Company expects its unrecognized tax benefits to increase within the next twelve months but the range cannot be estimated at this time.

The Company files income tax returns in the U.S. federal and Massachusetts jurisdictions.  The statute of limitations for assessment by the Internal Revenue Service and Massachusetts tax authorities is closed for tax years prior to 2017, although carryforward attributes that were generated prior to tax year 2017 may still be adjusted upon examination by the Internal Revenue Service or Massachusetts tax authorities if they either have been, or will be, utilized in a future period.

The Company’s subsidiary files income tax returns in Greece and is subject to examination by the taxing authorities. The Company’s foreign subsidiary’s income tax returns are open for audit for tax years 2016 and forward.

As of December 31, 2020, the Company’s foreign subsidiary had immaterial undistributed earnings and the tax payable on the earnings that are indefinitely reinvested would be immaterial.

14.	Revenue, net:

Revenue, net is analyzed as follows:

	2020	2019
Sales of goods	$882,652	$620,168
Total revenue from contracts with customers	$882,652	$620,168

The timing of revenue recognition is analyzed as follows:

Timing of revenue recognition	2020	2019
Goods transferred at a point in time	$795,033	$493,087
Goods transferred over time	87,619	127,081
Total revenue from contracts with customers	$882,652	$620,168

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

As at December 31, 2020 and 2019 contract assets were $ 85,930 and $51,936, respectively. Also, the Company has recognized contract liabilities  of $167,761 and $38,728 as at December 31, 2020 and 2019, respectively.

15.	Finance costs:

Finance costs are analyzed as follows:

	2020	2019
Interest cost on benefit obligation	$-	$292
Bank fees	5,542	4,237
Other financing costs	-	67,588
Total finance costs	$5,542	$72,117

Finance costs - related parties	-	34,541
Total finance costs – related parties	$-	$34,541

16.	Fair value measurement:

The carrying amounts reflected in the consolidated balance sheets of cash and cash equivalents, accounts receivables, net, other current assets, trade and other payables, due from/to related parties, other current liabilities, income tax payable and convertible promissory notes, approximate their respective fair values due to the short maturity of these instruments.

17.	Commitments and contingencies:

17.1          Litigations

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. There is no material pending or threatened litigation against the Company that remains outstanding as of December 31, 2020 and 2019.

17.2          Lease Agreements

The Company leases office and manufacturing premises in Patras, Greece and office premises in Cambridge, Massachusetts. In detail, for the office and manufacturing areas leased in Patras, there is a single lease agreement in force with a lease term up to 2028, while the lease in Cambridge is negotiated yearly. The cost of each lease, including any contractual rent increases, is recognized over the life of the lease agreement using the straight-line method.

Rent expense for the above leases for the year ended December 31, 2020 and 2019, was $23,227 and $19,097 respectively. The future minimum lease payments are as follows:

Time period	Amount ($)
Within 1 year	34,694
From 2 to 5 years	150,583
Thereafter	138,290

Advent Technologies Inc.
Notes to the Consolidated Financial Statements
(All amounts are in USD)

18.	Other long-term liabilities

Under decision published from the Greek government a state aid was provided to various entities affected by COVID-19. In this context, the Company applied for and received an aggregate amount of $42,793 during 2020, which is interest bearing starting from January 2022 with an interest rate ranging from 0.74% to 0.94% and matures in April 2025.

19.	Subsequent Events:

a)
As discussed in Note 1, during 2020 the Company has entered into a merger agreement with AMCI. On February 4, 2021, the two parties consummated the business combination. The merger consideration paid to the Advent stockholders was by the delivery of shares of new company common stock, each valued at $10.00 per share.

b)	On February 5, 2021, Advent entered into a lease agreement by and among Advent, in its capacity as Tenant, and BP Hancock LLC, a Delaware limited liability company, in its capacity as Landlord, (the “2021 Lease Agreement”). The 2021 Lease Agreement, which is dated as of February 5, 2021, provides for the rental by Advent of office space at 200 Clarendon Street, Boston, MA 02116 for use as the Company’s executive offices. The term of the lease is five years (unless sooner terminated as provided in the 2021 Lease Agreement).

c)
On February 18, 2021, Advent Technologies Inc., entered into a Membership Interest Purchase Agreement  with Bren-tronics, Inc. (“Seller”) and UltraCell, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“UltraCell”). Pursuant to the Purchase Agreement, and subject to the terms and conditions therein, on February 18, 2021, Advent acquired 100% of the issued and outstanding membership interests in UltraCell for $4 million and a maximum of $2 million upon achievement of certain milestones. An amount of $4 million was paid on February 18, 2021.

d)	On March 8, 2021, the Company entered into a lease for 21,401 square feet as a product development and manufacturing center at Hood Park in Charlestown, MA. The lease has a term of eight years and five months, with an option to extend for five years.